Clover Health Provides Business Update and Issues Partial Guidance for Full-Year 2023 FRANKLIN, Tenn. – January 10, 2023 – Clover Health Investments, Corp. (NASDAQ: CLOV) (“Clover,” “Clover Health” or the “Company”), a physician enablement company committed to bringing access to great healthcare to everyone on Medicare, today provides a business update and announces partial guidance for full-year 2023. “2023 will be a pivotal year for Clover Health and I believe we will prove out the strength of our approach to managing care for Medicare beneficiaries. It’s an exciting time for me to transition into the role of Chief Executive Officer, working with our team to deliver results for our members, our physician network partners, and our shareholders”, said Andrew Toy, Chief Executive Officer of Clover Health. “We expect to build upon our positive momentum from 2022 to deliver continued improvement in our financial performance across both our Insurance and Non-Insurance lines. During the most recent Medicare Advantage Annual Enrollment Period, we intentionally priced our Insurance plans with profitability in mind as opposed to growth. Due to this strategic shift, we expect to start 2023 with Insurance membership approximately in line with our Insurance membership as of January 1, 2022, and we expect favorability in 2023 MCR and growth in 2023 Insurance top-line revenue. On our Non-Insurance business, we are continuing with our previously disclosed strategic shift to reduce the number of participant providers we accept into the program in connection with an increased prioritization of profitability”, said Mr. Toy. “The resulting improvement in the returning member mix for both lines of business is expected to further improve our financial profile. We intend to issue additional guidance for full-year 2023 at a later date. However, the partial guidance for full-year 2023 we are issuing today highlights the anticipated favorable impact of our ongoing strategy to prioritize profitability”, said Mr. Toy. “We continue to prioritize operating efficiencies to reduce adjusted SG&A and optimize liquidity. We also continue to feel comfortable with the Company’s current liquidity position, which helps to insulate us against a challenging market environment”, said Scott Leffler, Chief Financial Officer of Clover Health. For full-year 2023, Clover Health issues its partial guidance as follows: Insurance Segment: ● Insurance revenues are expected to be in the range of $1.15 billion to $1.20 billion in 2023, as compared to our most recently issued 2022 guidance range1 of $1.0 billion to $1.1 billion. ● Insurance MCR is expected to be in the range of 89% - 91% in 2023. 1 For comparison purposes, we have included the 2022 projected financial metrics based on guidance provided in the Company’s November 7, 2022, press release, which has not been updated since issued.

Non-Insurance Segment: ● Non-Insurance revenues are expected to be in the range of $0.75 billion to $0.80 billion in 2023. ● Non-Insurance MCR is expected to be in the range of 98% - 100% in 2023. Forward-Looking Statements Please note that this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include Clover Health’s partial guidance for full-year 2023 and any other statements regarding future events and Clover Health’s future results of operations, financial position, business strategy and future plans. Forward-looking statements are not guarantees of future performance, and you are cautioned not to place undue reliance on such statements. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "going to," "can," "could," "should," "would," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," "outlook," "forecast," "guidance," "objective," "plan," "seek," "grow," "target," "if," "continue," or the negative of these words or other similar terms or expressions that concern Clover Health's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding expectations relating to Insurance Revenues, Non-Insurance Revenues, Insurance MCR, Non- Insurance MCR, as well as the statements contained in the quotations of our executive officers, including expectations related to Clover Health's liquidity, future performance, future operations and future results. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Additional information concerning these and other risk factors is contained in Clover Health’s latest Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2022, including the Risk Factors section therein, and in its other filings with the SEC. The forward- looking statements included in this press release are made as of the date hereof. Except as required by law, Clover Health undertakes no obligation to update any of these forward-looking statements after the date of this press release or to conform these statements to actual results or revised expectations. About Clover Health: Clover Health (Nasdaq: CLOV) is a physician enablement company committed to bringing access to great healthcare to everyone on Medicare. This includes a health equity-based focus on seniors who have historically lacked access to affordable, high-quality healthcare. Our strategy is powered by our software platform, Clover Assistant, which is designed to aggregate patient data from across the healthcare ecosystem to support clinical decision-making and improve health outcomes. We operate two distinct lines of business: Insurance and Non-Insurance. Through our Insurance line of business, we provide PPO and HMO Medicare Advantage plans in several states, with a differentiated focus on our flagship wide-network, high-choice PPO plans. Our Non- Insurance line of business similarly aims to reduce cost-of-care while enhancing the quality of care for patients enrolled in Original Medicare.

Press Contact: Andrew Still-Baxter Emma Baron press@cloverhealth.com Investor Relations Contact: Ryan Schmidt investors@cloverhealth.com